UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2026

LeonaBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39503	45-3368487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18706 North Creek Parkway, Suite 104
Bothell, WA 98011

(Address of principal executive offices, including zip code)

(425) 620-8501

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LONA	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act). ☐

On March 18, 2026, LeonaBio, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). The Company had 9,335,913 shares of common stock, par value $0.0001 per share (the “common stock”), outstanding on January 27, 2026, the record date for the Special Meeting. At the Special Meeting, 7,434,885 shares of the Company’s common stock, or approximately 79.63% of the total shares entitled to vote, were present or represented by proxy, which constituted a quorum for the transaction of business.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company’s board of directors (the “Board”) previously approved, subject to stockholder approval, the Company’s 2026 Equity Incentive Plan (the “2026 Plan”). At the Special Meeting, the Company’s stockholders approved the 2026 Plan. There will be no further grants under the Company’s prior company-wide equity plan, the 2020 Equity Incentive Plan (the “2020 Plan”), which terminated for future use upon stockholder approval of the 2026 Plan. Termination of the 2020 Plan will not affect outstanding awards previously issued pursuant to the 2020 Plan.

The purposes of the 2026 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors, and consultants, and to promote the success of the Company’s business. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, and performance awards as the administrator of the 2026 Plan may determine.

Subject to adjustment upon changes in capitalization of the Company as provided in the 2026 Plan, up to 5,700,000 shares may be issued under the 2026 Plan. In addition, shares subject to awards granted under the 2020 Plan that on or after the date of the initial approval of the 2026 Plan by the Company’s stockholders, are used to pay for the tax withholding related to the award or the exercise price with the award or, with respect to any options and stock appreciation rights, expire or become unexercisable without having been exercised in full, or with respect to any other types of awards under the 2020 Plan, are forfeited to or repurchased by the Company due to failure to vest, or are not issued under an award due to the award being paid out in cash rather than shares of common stock, will be available for issuance under the 2026 Plan, up to a maximum of 1,300,000 shares. Additionally, the 2026 Plan provides for an annual increase in the number of shares reserved for issuance under the 2026 Plan, beginning with the 2027 fiscal year, equal to the least of (a) five percent (5%) of the aggregate of the outstanding shares of common stock and outstanding pre-funded warrants to purchase shares of common stock on the last day of the immediately preceding fiscal year of the Company, or (b) such number of shares of common stock determined by the Board no later than the last day of the immediately preceding fiscal year of the Company.

For additional information regarding the 2026 Plan, please refer to Proposal 4 of the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on February 23, 2026, as amended on March 10, 2026 (together, the “Proxy Statement”). Such summary is incorporated herein by reference and is qualified in its entirety by the text of the 2026 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The form of stock option agreement (the “Option Agreement”) for use with the 2026 Plan sets forth the standard terms and conditions that apply to grants of stock options pursuant to the 2026 Plan. The form of restricted stock award agreement (the “Restricted Stock Award Agreement”) for use with the 2026 Plan sets forth the standard terms and conditions that apply to grants of restricted stock pursuant to the 2026 Plan. The form of restricted stock unit agreement (together with the Option Agreement and the Restricted Stock Award Agreement, the “Award Agreements”) for use with the 2026 Plan sets forth the standard terms and conditions that apply to grants of restricted stock units pursuant to the 2026 Plan.

The foregoing description is not a complete summary of the terms of the 2026 Plan and the Award Agreements and is qualified in its entirety by the terms of each of the 2026 Plan and the Award Agreements, which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following sets forth the final results of the voting at the Special Meeting, as certified by the independent inspector of elections for the Special Meeting. The proposals considered at the Special Meeting are described in more detail in the Proxy Statement.

Proposal No. 1 – Approval of Issuance of Common Stock Pursuant to Exercise of Sermonix Pre-Funded Warrant

The stockholders approved the issuance of 5,502,402 shares of common stock pursuant to the exercise of a pre-funded warrant (the “Sermonix Pre-Funded Warrant”) held by Sermonix Pharmaceuticals, Inc. (“Sermonix”), in accordance with Nasdaq Rule 5635(a)(2). The following sets forth the results of the voting with respect to this proposal:

For	Against	Abstain	Broker Non-Votes
5,413,511	261,687	49,259	1,710,428

Proposal No. 2 – Approval of Issuance of Common Stock to Sermonix if, Following Such Exercise, Sermonix Would Beneficially Own in Excess of 19.99% of Outstanding Capital Stock

The stockholders approved the issuance of shares of common stock to Sermonix pursuant to an exercise of the Sermonix Pre-Funded Warrant if, immediately following such exercise, Sermonix, together with its affiliates and any other persons whose beneficial ownership of shares of common stock would be aggregated with Sermonix for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), would beneficially own in excess of 19.99% of the Company’s outstanding common stock, in accordance with Nasdaq Rule 5635(b). The following sets forth the results of the voting with respect to this proposal:

For	Against	Abstain	Broker Non-Votes
5,413,546	261,415	49,496	1,710,428

Proposal No. 3 – Approval of Issuance of Common Stock to Perceptive Advisors if, Following Such Exercise, Perceptive Advisors Would Beneficially Own in Excess of 19.99% of Outstanding Capital Stock

The stockholders approved the issuance of shares of common stock to Perceptive Advisors LLC or its affiliates (“Perceptive Advisors”) pursuant to the exercise of warrants if, immediately following such exercise, Perceptive Advisors, together with its affiliates and any other persons whose beneficial ownership of shares of common stock would be aggregated with Perceptive Advisors for purposes of Section 13(d) of the Exchange Act, would beneficially own in excess of 19.99% of the Company’s outstanding common stock, in accordance with Nasdaq Rule 5635(b). In accordance with applicable Nasdaq rules, Perceptive Advisors and its affiliates were not entitled to vote 1,319,026 shares of common stock (the “Restricted Shares”) on Proposal 3, corresponding to the shares of common stock issued to Perceptive Advisors by the Company pursuant to the Securities Purchase Agreement between the Company and the investors named therein, dated December 18, 2025. The following sets forth the results of the voting with respect to this proposal, which figures exclude the Restricted Shares:

For	Against	Abstain	Broker Non-Votes
4,096,347	259,444	49,640	1,710,428

Proposal No. 4 – Approval of LeonaBio, Inc. 2026 Equity Incentive Plan

The stockholders approved the LeonaBio, Inc. 2026 Equity Incentive Plan. The following sets forth the results of the voting with respect to this proposal:

For	Against	Abstain	Broker Non-Votes
4,915,626	295,038	513,793	1,710,428

Proposal No. 5 – Approval of Amendment to Amended and Restated Certificate of Incorporation to Increase Authorized Shares of Common Stock

The stockholders approved the amendment of the Company’s amended and restated certificate of incorporation to increase the number of authorized shares of common stock. The following sets forth the results of the voting with respect to this proposal:

For	Against	Abstain	Broker Non-Votes
6,943,865	324,751	166,269	—

Proposal No. 6 – Approval of Adjournment of Special Meeting if Necessary or Appropriate in the View of the Board of Directors

The stockholders approved the adjournment of the Special Meeting, if necessary or appropriate in the view of the board of directors, including to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to adopt any of Proposal 1, Proposal 2, Proposal 3, Proposal 4 or Proposal 5. The following sets forth the results of the voting with respect to this proposal:

For	Against	Abstain	Broker Non-Votes
6,915,690	351,849	167,346	—

Item 8.01 Other Events.

The Board previously approved, subject to stockholder approval, an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock (the “Authorized Shares Increase”). At the Special Meeting, the Company’s stockholders approved the Authorized Shares Increase.

On March 18, 2026, the Company filed a certificate of amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”), with the Secretary of State of the State of Delaware to effectuate the Authorized Shares Increase. The total number of authorized shares of common stock were increased from 90,000,000 to 400,000,000 and the total number of authorized shares of the Company’s capital stock were increased from 190,000,000 to 500,000,000. The total number of authorized shares of the Company’s preferred stock were not affected by the Authorized Shares Increase.

The information set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment that effectuated the Authorized Shares Increase, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company dated March 18, 2026
10.1	2026 Equity Incentive Plan
10.2	Form of Stock Option Agreement under the 2026 Equity Incentive Plan
10.3	Form of Restricted Stock Award Agreement under the 2026 Equity Incentive Plan
10.4	Form of RSU Agreement under the 2026 Equity Incentive Plan
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeonaBio, Inc.

Date:	March 19, 2026	By:	/s/ Mark Litton
Mark Litton
President and Chief Executive Officer